Exhibit (a)(1)(G)

INSTRUCTION FORM

Casey’s General Stores, Inc. 401(k) Plan (the “KSOP”)

Your election must be received (by mail, fax, phone or via the Internet, as described below)

no later than 5:00 p.m., New York City time, on August 19, 2010,

to be included in the tabulation, unless the Offer is extended.

Participant name and address to be computer-printed here for window of envelope	CONTROL NUMBER: Be sure to retain a copy of your control number in case you need to change or revoke your tender direction.

BY INTERNET

https://www.tabulationsplus.com/casy

Have this Instruction Form available when you visit the secure website and follow the instructions. You may elect to receive an email confirmation of your tender instruction.

BY TELEPHONE (866) 547-4621 Call toll-free on a touch-tone phone, 24-hours a day, seven days a week. Have this Instruction Form available when you call and follow the instructions.

BY MAIL/FAX

Complete and sign this Instruction Form and submit it by mail, as described below, or by fax to

(212) 645-8046. Do not submit this Instruction Form if you submit a tender instruction by telephone or via the Internet.

If, after reading the enclosed materials, you want to tender your Plan Shares (as defined in the enclosed Letter from Principal Trust Company to Participants in the Casey’s General Stores, Inc. 401(k) Plan (the “Plan Letter”)) or withdraw instructions you have previously provided with respect to your Plan Shares, you may submit your tender or withdrawal instructions via the Internet at https://www.tabulationsplus.com/casy or by phone at (866) 547-4621 or you may fill out and sign this Instruction Form and submit it to the Independent Plan Tabulator, who is acting as agent for Principal Trust Company, the trustee of the KSOP (the “Trustee”), in connection with the Casey’s Offer (as defined in the Plan Letter) in accordance with the instructions set forth in the Plan Letter. The most efficient and reliable means to submit your tender instructions to the Independent Plan Tabulator is via the Internet at the above Internet address. You will need to reference your control number listed above in order to submit your tender instructions by phone or via the Internet. If you do not wish to submit your tender instructions through the Internet or by phone, please complete and sign this Instruction Form.

BY PROVIDING INSTRUCTIONS IN THIS FORM, I HEREBY ELECT TO WITHDRAW AND REVOKE ANY AND ALL PREVIOUS TENDER INSTRUCTIONS SUBMITTED BY ME TO THE TRUSTEE.

In accordance with the Casey’s General Stores, Inc. (the “Company”) Offer to Purchase dated July 29, 2010 (the “Offer to Purchase”), a copy of which I have received, I hereby instruct the Trustee to tender or not to tender shares of the common stock, no par value per share, of the Company (“Shares”), together with the associated rights to purchase Series A Serial Preferred Stock, no par value per share, of the Company issued pursuant to the Rights Agreement dated as of April 16, 2010, between the Company and Computershare Trust Company, N.A., as Rights Agent, allocated to my KSOP account prior to the Expiration Time (as defined in the Offer to Purchase), as follows:

❑  1.    I DO NOT WANT TO TENDER SHARES.

By writing a percentage of Shares allocated to my KSOP account in one or more of the spaces below, I elect to tender Shares at the price(s) and in the percentage(s) indicated. If I tender into the Casey’s Offer, this action could result in none of the Shares being purchased if the purchase price for the Shares is less than the price(s) selected. If the purchase price for the Shares is equal to or greater than the price(s) selected, then the Shares purchased by the Company will be purchased at the purchase price indicated, subject to the terms of the Offer to Purchase. By writing a percentage on one of the “% at TBD” lines, I WANT TO MAXIMIZE the chance of having the Company purchase all of the Shares I have instructed the Trustee to tender in the Casey’s Offer. Accordingly, by writing a percentage on one of the “% at TBD” lines, I am willing to accept the purchase price determined by the Company pursuant to the Casey’s Offer. I understand that this action could result in my receiving a price per Share as low as $38.00.

Note: Each percentage you write in must be a whole number. The sum of the percentages you write in any box must not exceed 100%. If the sum of all such percentages exceeds 100%, none of the Shares allocated to your account will be tendered.

❑ 2.	I WISH TO TENDER MY PLAN SHARES ONLY INTO THE CASEY’S OFFER:

% at TBD	% at $39.00

% at $38.00	% at $39.25

% at $38.25	% at $39.50

% at $38.50	% at $39.75

% at $38.75	% at $40.00

❑ 3.	I WISH TO TENDER MY PLAN SHARES ONLY INTO THE COUCHE-TARD OFFER:

                 % at $36.75

❑  4.     I WISH TO SPLIT MY TENDER OF PLAN SHARES BETWEEN THE CASEY’S OFFER AND THE COUCHE-TARD OFFER:

Shares Tendered Into the Casey’s Offer

% at TBD	% at $39.00

% at $38.00	% at $39.25

% at $38.25	% at $39.50

% at $38.50	% at $39.75

% at $38.75	% at $40.00

Shares Tendered Into the Couche-Tard Offer

(as defined in the Plan Letter)

                 % at $36.75

YOU MUST DIRECT THE TRUSTEE IF YOU WANT TO TENDER YOUR PLAN SHARES AND, IF YOU DIRECT THE TRUSTEE TO TENDER YOUR PLAN SHARES, YOU MUST INDICATE WHETHER YOU ARE TENDERING (A) YOUR PLAN SHARES ONLY INTO THE CASEY’S OFFER, IN WHICH CASE YOU MUST INDICATE AT WHICH PRICE OR PRICES YOU WANT THE TRUSTEE TO TENDER THEM, (B) YOUR PLAN SHARES ONLY INTO THE COUCHE-TARD OFFER OR (C) SOME OF YOUR PLAN SHARES INTO THE CASEY’S OFFER AND SOME OF YOUR PLAN SHARES INTO THE COUCHE-TARD OFFER, IN WHICH CASE YOU MUST INDICATE AT WHICH PRICE OR PRICES YOU WANT THE TRUSTEE TO TENDER THE PORTION OF YOUR PLAN SHARES THAT YOU ARE TENDERING INTO THE CASEY’S OFFER. THE TRUSTEE WILL TENDER YOUR PLAN SHARES ONLY IF SPECIFICALLY INSTRUCTED TO DO SO.

IF YOU DO NOT SUBMIT THIS FORM TO THE INDEPENDENT PLAN TABULATOR OR SUBMIT YOUR TENDER INSTRUCTIONS VIA THE INTERNET OR BY TELEPHONE, YOU WILL BE DEEMED TO HAVE INSTRUCTED THE TRUSTEE NOT TO TENDER ANY INSTRUCTION OF YOUR SHARES INTO THE CASEY’S OFFER OR THE COUCHE-TARD OFFER, AND YOUR SHARES WILL REMAIN IN YOUR KSOP ACCOUNT (EXCEPT TO THE EXTENT TENDERED INTO THE COUCHE-TARD OFFER).

IF YOU SUBMIT MORE THAN ONE SET OF TENDER INSTRUCTIONS, THE TRUSTEE WILL RELY ON THE MOST RECENTLY DATED VALID INSTRUCTIONS RECEIVED FROM YOU. THE MOST RECENT SET OF VALID INSTRUCTIONS WILL REVOKE ALL PRIOR INSTRUCTIONS GIVEN TO THE TRUSTEE WITH RESPECT TO THE CASEY’S OFFER OR THE COUCHE-TARD OFFER. PLEASE SEE THE PLAN LETTER FOR ADDITIONAL INFORMATION ON REVOKING OR WITHDRAWING PREVIOUSLY SUBMITTED INSTRUCTIONS.

Because you are designated a “named fiduciary” for tender offer purposes under your KSOP account, the Trustee is required to follow your validly delivered instructions, provided they are in accordance with the terms of the KSOP and are not inconsistent with the Trustee’s responsibilities under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). By signing, dating and returning this Instruction Form, you accept this designation under the KSOP as a “named fiduciary”, and that the adjustment to your instructions described below may be made by the Trustee.

The KSOP is prohibited by law from selling your Plan Shares (as defined in the Plan Letter) to the Company for a price that is less than the prevailing market price of the Company’s common stock. Accordingly, if you elect to tender Plan Shares at a price that is lower than the closing price of the Company’s common stock on the date the Casey’s Offer expires, the tender price you elected in your tender instructions will be deemed to have been increased to the closest tender price that is not less than the closing price of the Company’s common stock on the NASDAQ Global Select Market on the date the Casey’s Offer expires. This adjustment could result in none of your Plan Shares being accepted for purchase by the Company. Similarly, if you elect to maximize the chance of having the Company purchase your Plan Shares by completing one of the “% at TBD” lines on this Instruction Form (or by giving equivalent instructions via the Internet or by telephone) and the closing price of the Company’s common stock on the NASDAQ Global Select Market on the date the Casey’s Offer expires is within the range of prices set forth on this Instruction Form, the tender price you elect will be deemed to have increased to the closest tender price that is not less than the closing price of the Company’s common stock on the date the Casey’s Offer expires. If the closing price of the Company’s common stock on the date the Casey’s Offer expires is greater than the maximum price available in the Casey’s Offer, none of the Plan Shares will be tendered pursuant to your tender instruction above and your instruction will be deemed to have been withdrawn.

X

Signature

Dated:

Incorrectly completed or unsigned forms will be discarded in the Offer.